UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2025

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

NA

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2025, Boxlight Corporation, a Nevada corporation (the “Company”), and its subsidiaries entered into the Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”) with Whitehawk Finance LLC, as the lender (the “Lender”) and Whitehawk Capital Partners LP, as administrative agent and collateral agent (the “Agent”). The Eleventh Amendment amends the Credit Agreement, originally entered into on December 31, 2021, as amended on April 4, 2022, June 21, 2022, April 24, 2023, June 26, 2023, March 14, 2024, April 19, 2024, August 12, 2024, March 24, 2025, August 12, 2025, and December 2, 2025, between the Company, its subsidiaries as guarantors, the Agent, and the Lender.

The Eleventh Amendment becomes effective upon the date upon which its conditions subsequent are satisfied. The subsequent conditions include certain collateral perfection and assessment actions and delivery of legal opinions. The Eleventh Amendment is expected to become effective by January 31, 2026.

Pursuant to the Credit Agreement, the Company is currently indebted to the Lender in the approximate amount of $32.2 million.

Material Terms and Amendments:

Extension of Maturity

Pursuant to the Eleventh Amendment, the Lender agreed to extend the final maturity date of the loans under the Credit Agreement from December 31, 2025 to April 1, 2027.

Amortization

Mandatory quarterly amortization payments on the initial term loan are suspended for the period commencing on the Eleventh Amendment’s effective date through, and including, June 30, 2026, with the first amortization payment thereafter due on September 30, 2026.

Interest Rates

The “Applicable Margin” is set at 6.50% for Secured Overnight Financing Rate (SOFR) loans and 5.50% for reference rate loans, the same as in the Tenth Amendment. Additionally, the definition of the “Reference Rate” was amended to 5.50% per annum from the previous 5.25% per annum.

Financial and Other Covenants

•	The Company must maintain qualified cash at all times of at least (i) $1,000,000 from and after January 1, 2025 until the Eleventh Amendment, and (ii) $1,500,000 from and after the Eleventh Amendment effective date.

•	Pursuant to the amendment, the financial covenant requiring compliance with the Senior Leverage Ratio was removed and the Company is subject to a Minimum Consolidated Adjusted EBITDA covenant commencing with the testing period ending March 31, 2026 (set at $1,940,000 for such period), and varying thereafter as set forth in the Eleventh Amendment.

•	Certain covenants related to business, management and governance oversight were added.

Prepayments from Capital Events

The Eleventh Amendment modifies the mandatory prepayment provisions regarding net cash proceeds from equity offerings and certain permitted additional indebtedness, requiring 50% (or 100% if an event of default exists) of such proceeds to be applied to prepay Credit Agreement loans, provided that the loan parties may retain up to $5,000,000 of such proceeds for working capital and general corporate purposes.

Permitted Over Advance

The Eleventh Amendment permits Credit Agreement indebtedness in excess of maximum amounts in an aggregate amount not to exceed for the months ending December 31, 2025, $4,000,000; January 31, 2026, $4,400,000; February 28, 2026, $5,500,000 and from and after March 31, 2026 (and each month thereafter), $4,000,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Eleventh Amendment is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Boxlight Corporation (the “Company”) determined to initiate a planned leadership transition as the Company advances its operational and strategic priorities. As part of this transition, Dale Strang will step down from his role as Chief Executive Officer and member of the Board of Directors, effective Feb 17, 2026.

Boxlight expects to regain compliance with the NASDAQ requirement to maintain a Majority Independent Board with Mr. Strang’s aforementioned Board resignation.

Mr. Strang has agreed to support the transition of his responsibilities, and the Company appreciates his leadership during a period of significant change. Mr. Strang’s departure will be treated as a termination of his employment without “cause” under his Employment Agreement dated September 30, 2024 and effective as of July 1, 2024 (the “Employment Agreement”). `

Under the terms of the Employment Agreement, Mr. Strang will be entitled to receive the following compensation and benefits:

•	Accrued obligations as of the Effective Date, consisting of all accrued and unpaid base salary, any earned but unpaid annual cash incentive bonus (currently no annual incentive payment for the Company’s fiscal year 2025 is anticipated), payment for accrued but unused paid time off, reimbursement of reasonable business expenses and any benefits, payments or continuation/conversion rights required by applicable law under benefit plans; and

•	Severance benefits, including (i) 12 months of current base salary, paid in regular installments over 12 months in accordance with the Company’s regular payroll practices; (ii) the earned portion, if any, of the annual cash incentive bonus for the Company’s 2026 fiscal year, paid in a lump sum within 30 days after the Effective Date; and (iii) Company contributions toward COBRA premiums for continued group medical, dental and/or vision coverage for Mr. Strang and his eligible dependents in the amount that the Company contributes toward comparable coverage of active senior executives of the Company under its group health, dental, and/or vision plans, to cease after the end of the 12 month-period or when his COBRA continuation coverage ends, whichever is earlier.

Under the terms of Mr. Strang’s long-term cash incentive plan (“LTIP”), he is entitled to payment of any amount earned with respect to the July 1, 2025 through June 30, 2026 performance, provided he executes a release. Although the amount of the LTIP with respect to the current performance period cannot be determined at this time, the amount is expected to be no less than approximately $25,200 under the terms of the LTIP.

Severance benefits are conditioned on Mr. Strang’s execution and nonrevocation of a general release of claims and an agreement not to solicit the Company’s customers and employees. All payments and benefits are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, and nonqualified deferred compensation may be subject to a six-month delay if Mr. Strang is a “specified employee” under Section 409A. Payments may be automatically reduced under an excess parachute payment cutback to avoid the excise tax under Sections 280G and 4999 of the Internal Revenue Code, unless he would retain a greater after-tax amount without such reduction.

The foregoing summary of the terms of the Employment Agreement and LTIP are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated September 30, 2024 between the Company and Dale Strang
10.2	Boxlight Corporation 2021 Cash Long-Term Incentive Award Plan for Dale Strang
10.3*	Eleventh Amendment to Credit Agreement dated as of December 18, 2025 by and among, the Company, the guarantors, the Lender and the Agent
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities & Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated: December 29, 2025
By: /s/ Ryan Zeek
Name: Ryan Zeek
Title: Chief Financial Officer